UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

December 8, 2006

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On December 8, 2006, Alabama Gas Corporation (“Company”) provided notice to The Bank of New York Trust Company, N.A., as successor to NationsBank of Georgia, National Association, as trustee, that the Company will voluntarily redeem the following-described Medium-Term Notes and Insured AAA Notes issued pursuant to the Alabama Gas Corporation Indenture dated as of November 1, 1993.

(i)	Alabama Gas Corporation Medium-Term Notes, Series A, CUSIP # 01028QAY4 in the principal amount of $10,000,000 with an original issue date of September 23, 1996, a stated maturity date of September 23, 2026, and an annual interest rate of 7.97% callable after 10 years with payment of a premium of 3.985% declining pro-rata annually for 20 years.

(ii)	Alabama Gas Corporation Insured AAA Notes, CUSIP # 010284AJ6 in the principal amount of $34,445,000 with an original issue date of August 30, 2001, a stated maturity date of September 1, 2031, and an annual interest rate of 6.75% callable on or after September 1, 2006 without any premium or penalty.

The requested redemption date for the above-referenced notes is January 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALABAMA GAS CORPORATION

December 11, 2006	By /s/ G. C. Ketcham
G. C. Ketcham
Executive Vice President, Chief Financial Officer and
Treasurer of Alabama Gas Corporation

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